SCHEDULE 14A
(Rule 14a-101)
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Securities Exchange Act of 1934
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J. C. Penney Company, Inc.

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J. C. PENNEY COMPANY, INC.
6501 Legacy Drive
Plano, Texas 75024-3698

SUPPLEMENT TO THE PROXY STATEMENT DATED APRIL 1, 2019
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2019

This Supplement amends and supplements the Proxy Statement dated April 1, 2019 of J. C. Penney Company, Inc. (the “Company”) furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 24, 2019, or any adjournment or postponement thereof. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in casting your vote by proxy or in person at the Annual Meeting.
THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOUD BE READ IN CONJUCTION WITH THE PROXY STATEMENT.
Explanatory Note
In Proposal 3 in the Proxy Statement, the Company is asking stockholders to approve the adoption of the J. C. Penney Company 2019 Long-Term Incentive Plan (the “2019 Plan”). The purpose of this Supplement is to provide information about changes to certain terms of the 2019 Plan and to revise the related disclosure in Proposal 3 in the Proxy Statement, which contains a summary of the 2019 Plan. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement. Revisions to the 2019 Plan and to the related disclosure in Proposal 3 in the Proxy Statement are set forth below. New text below is underlined, and deleted text below is identified by a strike out.
Revisions to the 2019 Plan
The revisions to the 2019 Plan are set forth below. The full text of the 2019 Plan, as amended, is attached to this Supplement as Annex A.
(1)     Section 3.1 of the 2019 Plan shall be amended as follows:
“3.1    Shares Available for Awards. Subject to the provisions of this Article 3.1, and adjustment as provided in Section 12.7, the maximum number of shares of Common Stock upon which options to purchase shares of Common Stock (“Stock Option”), stock appreciation rights (“SARs”) or awards of Common Stock or share units (“Stock Awards”), herein collectively called “Equity Awards,” that may be issued under the Plan is: ~~28,650,000~~ 26,650,000 Stock Options and ~~19,228,1888~~ 17,885,906 Stock Awards. These amounts shall be reduced less one (1) share of Common Stock for every one (1) share that was subject to a Stock Option or SAR granted after February 2, 2019 and prior to the effective date of the Plan under any Prior Plan, and 1.63 shares of Common Stock for every one (1) share that was subject to an award other than a Stock Option or SAR granted after February 2, 2019 and prior to the effective date of the Plan under any Prior Plan. The aggregate number of shares of Common Stock available for Awards under the Plan will be reduced by one (1) share of Common Stock for each share subject to a Stock Option or a Stock Appreciation Right and 1.49 shares of Common Stock for each share subject to a Stock Award. The shares of

Common Stock available for delivery under this Plan may consist of Common Stock held in treasury, authorized but unissued shares of Common Stock, or shares of Common Stock purchased or held by the Company or a Subsidiary for purposes of the Plan, or shares available from the Prior Plan, or any combination thereof. After the effective date of the Plan, no other awards may be granted under any Prior Plan”
(2)      Clause (g) of Section 6.1 (“Terms and Conditions of Stock Options”) of the 2019 Plan shall be amended as follows:

“(g)
Vesting Period. The Committee will determine the types of Stock Options made and any terms and conditions relating to the Stock Options as it considers appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. Notwithstanding the foregoing, no portion of a Stock Option may be scheduled to vest in less than one year from the date of grant, provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as ~~Stock Options~~ Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirements, and similar situations.”

(3)      Clause (k) of Section 6.4 (“Terms and Conditions of Stock Appreciation Rights”) of the 2019 Plan shall be amended as follows:

“(k)
Award Vesting Limitations. The Committee will determine the types of Stock Appreciation Rights made and any terms and conditions relating to the Stock Appreciation Rights as it considers appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. Notwithstanding the foregoing, no portion of a Stock Appreciation Right may be scheduled to vest in less than one year from the date of grant, provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as ~~Stock Appreciation Rights~~ Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirements, and similar situations.”

(4)      Section 7.2 of the 2019 Plan shall be amended as follows:
“7.2    Terms and Conditions. The Committee will determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it considers appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. Notwithstanding the foregoing, no portion of a Stock Award may be scheduled to vest in less than one year from the date of grant, provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as ~~Stock Awards~~ Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirement, and similar situations.”
(5)      Section 8.4 of the 2019 Plan shall be amended as follows:
“8.4    Other Restrictions. The Committee will determine any other terms and conditions applicable to any Performance Award, including any vesting conditions or restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a

Performance Award be held in escrow and/or legended. Unless otherwise provided in Determinations adopted by the Committee (i) a Performance Award, other than a restricted Equity Award, may not vest, or be deemed to be earned, in whole in less than three years from the date of grant (though portions of an individual award may vest or be deemed to be earned in equal annual installments over a period of not less than three years), and (ii) a Performance Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year; provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirements, and similar situations.”
(6)      Section 8.9 of the 2019 Plan shall be amended as follows:
“8.9    Non-Disqualifying Termination of Employment. The only exceptions to the requirement of continuous Employment during a Performance Period for distribution of an amount earned under a Performance Award are termination of an Associate Participant’s Employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s Beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), Disability, Retirement, involuntary termination of Employment other than for Cause (including an involuntary termination of Employment as a result of a unit closing, job restructuring, position elimination or reduction in force as determined by the Committee or its designee and as defined in the Company’s then existing and effective Separation Pay Plan), ~~a Change in Control~~ and such other events as may be specified in Determinations adopted by the Committee. In such instance, a distribution of the Performance Award will be made pursuant to the terms of the Performance Award and included in the Award Notice. For the avoidance of doubt, any Termination of Employment in connection with a Change in Control shall be subject to the terms of Article IX.”
(7)      Section 9.2 of the 2019 Plan shall be amended as follows:
“9.2    Effect on Awards. On an Employment Termination as defined under section 9.1(b) that occurs under a Change in Control as defined in section 9.1(a), unless otherwise provided for in the Award Notice and subject to Section 12.7, an Associate Participant will have the right to exercise any and all Stock Options and Stock Appreciation Rights held by the Associate Participant, and all Stock Awards held by the Associate Participant that are not subject to Performance Goals will immediately vest and be deemed to have been earned and ~~the achievement of any Performance Goal for which the applicable Performance Period has yet to be completed will determined on such terms and conditions as may be established by the Committee at the time of the grant or award and included in the Award Notice~~ any Stock Awards held by the Associate Participant that are subject to Performance Goals will be deemed satisfied as if target performance was achieved and shall be settled in full in cash, shares or a combination thereof as provided for in the applicable Award Notice within thirty (30) days following Employment Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A); notwithstanding that the applicable performance period, service period, or other restrictions and conditions have not been completed or satisfied; provided, that, the duration of any exercise period following Employment Termination for a Stock Option or Stock Appreciation Right may not exceed the original exercise period;

provided, further, that any vested Stock Awards that are Restricted Stock Units or vested Cash Incentive Awards, will be distributed no later than the deadline for distribution specified in Sections 7.5 and 8.8 above.”
Revisions to Proposal 3 in the Proxy Statement
The revisions to Proposal 3 in the Proxy Statement are set forth below.
(1)    The second bullet point under the heading “Principal Features of the Plan-General” on page 68 of the Proxy Statement shall be amended as follows:

“●	Reserves a total of ~~19,228,188~~ 17,885,906 shares of common stock, or ~~28,650,000~~ 26,650,000 options, for use under the 2019 Plan;”
(2)     The seventh bullet point under the heading “Principal Features of the Plan-General” on page 68 of the Proxy Statement shall be amended as follows:

“●	Limits Incentive Stock Options (ISOs) to no more than 26,650,000 options;”
(3)     The second full paragraph on page 71 of the Proxy Statement under the heading “Associate Participants” shall be amended as follows:
“Change in Control. Upon an involuntary termination of an associate participant’s employment within two years following a Change in Control, the associate participant shall have the right to exercise any and all Stock Options and SARs held by such associate participant, and all Stock Awards held by such associate participant shall immediately vest, be deemed to have been earned, ~~and any Performance Goal for the then applicable Performance Period met, on such terms and conditions specified in the grant~~ and any Stock Awards held that are subject to Performance Goals will be deemed satisfied as if target performance was achieved and shall be settled in full in cash, shares, or a combination thereof as provided for in the applicable Award Notice within thirty (30) days following employment termination (except to the extent that settlement of the award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, service period, or other restrictions and conditions have not been completed or satisfied.”
No other changes were made or are proposed to be made to the 2019 Plan or to Proposal 3 in the Proxy Statement, and no other changes are being made to any other proposals or other information set forth in the Proxy Statement. This Supplement has been made available electronically together with the Proxy Statement and the Company’s Annual Report on Form 10-K at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials previously sent to the Company’s stockholders contains instructions on how to access those documents and vote over the Internet. You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.

Voting Matters
If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions. If you would like to change your vote, you can send in a new proxy card with a later date if you received your proxy materials by mail, or cast a new vote by telephone or Internet, or send a written notice of revocation to JCPenney’s Corporate Secretary at the address set forth at the top of this Supplement. If you attend the Annual Meeting and want to vote in person, you can request that any previously submitted proxy not be used. Further information regarding how to vote your shares and revoke proxies already submitted is available in the Proxy Statement under the caption “About the Annual Meeting.”
The Board of Directors recommends that stockholders vote FOR the approval of the 2019 Plan, as amended.

Salil R. Virkar, Secretary

Plano, Texas
May 15, 2019

ANNEX A

2019 J. C. PENNEY COMPANY, INC.
LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE OF PLAN
The purpose of this 2019 Long-Term Incentive Plan is to provide long-term incentives to associates and non-associate directors of J. C. Penney Company, Inc., its subsidiaries and affiliates, or any unit thereof, in order to align the interests of such associates and non-associate directors with those of the Company’s stockholders, to motivate associates to achieve business objectives promoting the long-term growth, profitability and success of the Company, and to assist the Company in retaining and attracting the best associates and non-associate directors in retail.
ARTICLE II
DEFINITIONS
“Associate” means any person who is employed, within the meaning of section 3401 of the Code, by the Company or a Subsidiary.

“Award” means an Equity Award or a Cash Incentive Award.

“Award Notice” means the notice of an Award to a Participant in such form and delivered by such means as the Committee or its designee may establish from time to time that sets out the terms of the grant of the Award, including any amendment thereto. Each Award Notice will be subject to the terms of the Plan.

“Beneficiary” means the beneficiary designated by a Participant, in a manner authorized by the Committee or its designee, to exercise the rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, the Beneficiary will be the Participant’s estate.

“Board” means the Board of Directors of the Company.

“Cash Incentive Awards” shall mean annual or long-term Performance Awards issued pursuant to the requirements of Article VIII that are expressed in U. S. currency.

“Cause” means (i) “cause,” or “summary dismissal” as the case may be, as that term may be defined in any written agreement between a Participant and the Company or a Subsidiary that may at any time be in effect, (ii) in the absence of a definition in a then-effective agreement between a Participant and the Company or a Subsidiary (as determined by the Committee), “cause” as that term may be defined in any Award Notice under the Plan, or (iii) in the absence of a definition in a then-effective agreement between a Participant and the Company or a Subsidiary (as determined by the Committee), or any Award Notice under the Plan, termination of a Participant’s employment with the Company or a Subsidiary on the occurrence of one or more of the following events:

(a)	The Participant's failure to substantially perform such Participant's duties with the Company or any Subsidiary as determined by the Board or the Company;

(b)
The Participant's willful failure or refusal to perform specific directives of the Board, the Company, or any Subsidiary, which directives are consistent with the scope and nature of the Participant's duties and responsibilities;

(c)	The Participant's conviction of a felony; or

(d)
A breach of the Participant's fiduciary duty to the Company or any Subsidiary or any act or omission of the Participant that (A) constitutes a violation of the Company’s Statement of Business ethics, (B) results in the assessment of a criminal penalty against the Company, (C) is otherwise in violation of any federal, state, local or foreign law or regulation (other than traffic violations and other similar misdemeanors), (D) adversely affects or could reasonably be expected to adversely affect the business reputation of the Company, or (E) otherwise constitutes willful misconduct, gross negligence, or any act of dishonesty or disloyalty.

“Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

“Committee” means a committee appointed by the Board in accordance with the by-laws of the Company and the Charter for the Human Resources and Compensation Committee of the Board, or any committee of the Board that replaces the Human Resources and Compensation Committee. The Committee will consist of at least three Directors who (i) satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Stock is listed as in effect from time, and (ii) qualify as “non-employee directors” within the meaning of Rule 16b-3. If at any time no Committee will be in office, then the functions of the Committee specified in the Plan will be exercised by the members of the Board that otherwise satisfy the requirements to be a member of the Committee.

“Common Stock” means common stock, $0.50 par value per share, of the Company, or any security issued in substitution, exchange or in lieu therefore.

“Company” means J. C. Penney Company, Inc., a Delaware corporation, and any successor thereof.

“Corporation” means J. C. Penney Corporation, Inc., a Delaware corporation, and any successor thereof.

“Date of Grant” means the “date of grant” specified in the Award Notice with respect to an Equity Award, which will be a date not prior to the date on which the Committee takes all actions necessary to grant the Equity Award.

“Director” means a member of the Board.

“Disability” means for any Award subject to section 409A of the Code, “Disability” as defined in section 409A(a)(2)(C) of the Code. For any Award not subject to section 409A of the Code, “Disability” means disability as defined in any then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Award Notice, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Employment” means that the provision of services to the Company or a Subsidiary in any capacity as an Associate is not interrupted or terminated. Except as otherwise provided in a particular Award Notice, service will not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary, or any successor, in any capacity as Associate, or (iii) any change in status as long as the individual remains in the service of the Company or any Subsidiary in any capacity as Associate. An approved leave of absence will include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if any leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option will be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90) day period.

“Equity Award” means a Stock Option, Stock Appreciation Right, or Stock Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder. Reference in the Plan to any section of the Exchange Act will be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

“Fair Market Value” means, as of any date, the closing price on such date as reported in the composite transaction table covering transactions of NYSE listed securities, or if such Exchange is closed, or if the Common Stock does not trade on such date, the closing price reported in the composite transaction table on the last trading date immediately preceding such date, or such other amount as the Committee may ascertain reasonably to represent such fair market value; provided, however, that such determination will be in accordance with the requirements of Treasury Regulation section 1.409A-1(b)(5)(iv), or its successor.

“Incentive Stock Option” means a Stock Option that satisfies the requirements of section 422 of the Code.

“Non-Associate Director” means a member of the Board who is not an Associate.

“Non-Qualified Stock Option” means a Stock Option that is not intended to qualify as an Incentive Stock Option (including, without limitation, any Stock Option to purchase Common Stock originally designated as or intended to qualify as an Incentive Stock Option but which does not (for whatever reason) qualify as an Incentive Stock Option).

“Participant” means an Associate or a Director who has been granted and holds an Award.

“Performance Award” means an Award granted under this Plan of Common Stock, rights based upon, payable in or otherwise related to shares of Common Stock (including Restricted Stock), Restricted Stock Units or cash, as the Committee may determine, at the end of a specified Performance Period based on the attainment of one or more Performance Goals.

“Performance Measure” means any of the following business criteria that may be used by the Company in establishing a Performance Goal:
(a)    Earnings Per Share;
(b)    Total Stockholder Return;
(c)    Operating Income;
(d)    Net Income;
(e)    Cash Flow;
(f)    Gross Profit;
(g)    Gross Profit Return on Investment;
(h)    Return on Equity;
(i)    Return on Capital;
(j)    Sales;
(k)    Revenues;
(l)    Gross Margin;
(m)    Gross Margin Return on Investment (or Inventory);

(n)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA);
(o)    Earnings Before Interest and Taxes (EBIT); or
(p)    Operating Profit.

“Performance Goal” means any goal established by the Committee or its designee that must be satisfied before a Performance Award will be payable, in whole or in part, to a recipient of the Award.

“Performance Period” means with respect to a Performance Award the period established by the Committee or its designee at the time the Award is granted, or at any time thereafter, during which the performance of the Company, a Subsidiary, or any Associate Participant is measured for the purpose of determining whether and to what extent the Performance Award’s Performance Goal has been achieved.

“Plan” means this 2019 Long-Term Incentive Plan as it may be amended from time to time.

“Prior Plan” means any equity compensation or long-term incentive compensation plan or program previously established and maintained by the Company.

“Restricted Stock” means any shares of Common Stock granted as an Equity Award that is subject to restrictions or a substantial risk of forfeiture.

“Restricted Stock Unit” means an Equity Award that represents an unsecured promise by the Company to issue a share of Common Stock, or, at the discretion of the Committee or is designee, cash equal to the value of a share of Common Stock, subject to restrictions or a substantial risk of forfeiture.

“Retirement” means, unless otherwise provided in a particular Award Notice or specified in Determinations adopted by the Committee, an Associate’s termination of Employment with the Company or any of its Subsidiaries other than for Cause on or after the date the employee attains age 55 with at least 15 years of service, or on or after the employee attains age 60 with at least 10 years of service.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor rule promulgated by the SEC under the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time, and the regulations promulgated thereunder. Reference in the Plan to any section of the Securities Act will be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

“Separation Pay Plan” means the J. C. Penney Corporation, Inc. Separation Pay Plan, as such plan may be amended from time to time, and any successor plan or program that replaces the plan.

“Stock Appreciation Right” means a right to receive, on exercise of that right, an amount, in shares of Common Stock, or, at the discretion of the Committee or is designee, cash equal to the value of such shares of Common Stock, equal to the difference between the Fair Market Value of a share of Common Stock as of the date of exercise of the Stock Appreciation Right and the Fair Market Value of a share of Common Stock as determined under Section 6.3(a).

“Stock Award” means an award of shares of Common Stock, Restricted Stock, or a Restricted Stock Unit.

“Stock Option” means a right to purchase from the Company at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established under Section 6.1 hereof. Stock Options may either be Incentive Stock Options or Non-Qualified Stock Options.

“Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company, in which each of the corporations or entities other than the last corporation or other entity in the unbroken chain owns stock or other voting securities constituting fifty percent or more of the total combined voting power in one of the other corporations or entities in such chain as determined at the point in time when reference is made to such Subsidiary in this Plan.

“Trading Date” means a day on which the Company’s Common Stock trades on the NYSE.

ARTICLE III
SHARES SUBJECT TO THE PLAN

3.1    Shares Available for Awards. Subject to the provisions of this Article 3.1, and adjustment as provided in Section 12.7, the maximum number of shares of Common Stock upon which options to purchase shares of Common Stock (“Stock Option”), stock appreciation rights (“SARs”) or awards of Common Stock or share units (“Stock Awards”), herein collectively called “Equity Awards,” that may be issued under the Plan is: ~~28,650,000~~ 26,650,000 Stock Options and ~~19,228,1888~~ 17,885,906 Stock Awards. These amounts shall be reduced less one (1) share of Common Stock for every one (1) share that was subject to a Stock Option or SAR granted after February 2, 2019 and prior to the effective date of the Plan under any Prior Plan, and 1.63 shares of Common Stock for every one (1) share that was subject to an award other than a Stock Option or SAR granted after February 2, 2019 and prior to the effective date of the Plan under any Prior Plan. The aggregate number of shares of Common Stock available for Awards under the Plan will be reduced by one (1) share of Common Stock for each share subject to a Stock Option or a Stock Appreciation Right and 1.49 shares of Common Stock for each share subject to a Stock Award. The shares of Common Stock available for delivery under this Plan may consist of Common Stock held in treasury, authorized but unissued shares of Common Stock, or shares of Common Stock purchased or held by the Company or a Subsidiary for purposes of the Plan, or shares available from the Prior Plan, or any combination thereof. After the effective date of the Plan, no other awards may be granted under any Prior Plan.

3.2    Shares Again Available. If (i) any shares of Common Stock subject to an Award are forfeited or cancelled, or any such Award terminates, lapses, or expires, is settled without full delivery of the shares of Common Stock underlying the Award, or (ii) after February 2, 2019, any shares of Common Stock subject to an award under any Prior Plan are forfeited or cancelled, or any such award terminates, lapses, or expires, is settled without full delivery of the shares of Common Stock underlying the award, then in each such case the shares of Common Stock subject to such Award or award under any Prior Plan will, to the extent of any such forfeiture, termination, lapse, cancellation, or expiration be added to the shares available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after February 2, 2019, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Each share of Common Stock that again becomes available for an Award as provided in this Section 3.2 will increase the total number of shares of Common Stock available for Awards under Section 3.1 by (i) 1 share of Common Stock if that share of Common Stock was subject to a Stock Option or Stock Appreciation Right under the Plan or a stock option or stock appreciation right under a Prior Plan, and (ii) 1.49 shares of Common Stock if that share of Common Stock was subject to a Stock Award or a stock award under a Prior Plan. Notwithstanding the foregoing, shares of Common Stock (a) tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, or after February 2, 2019, an option under any Prior Plan, (b) not issued on the net settlement or net exercise of Stock Appreciation Rights, or after February 2, 2019, stock appreciation rights under any Prior Plan, (c) delivered by a Participant or withheld by the Company to pay withholding taxes related to Options or Stock Appreciation Rights or, after February 2, 2019, options or stock appreciation rights under a Prior Plan, or (d) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after February 2, 2019, options under any Prior Plan, will not again become available for issuance and will not be added to the shares authorized for grant under the Plan. For the avoidance of doubt, Option reloading is not permitted under the Plan.

Shares of Common stock issued in connection with Awards that are assumed, converted or substituted pursuant to an event described in Section 12.8 or assumed or issued in substitution of awards to employees of companies acquired by the Company will not reduce the maximum limitation specified in Section 3.1 (nor shall shares subject to a substitute award be added to the shares available for Awards under the Plan as provided above). Further, where the number of shares of Common stock subject to an Award is variable on the Date of Grant, the number of shares to be counted against the shares authorized under the Plan prior to earning the Award will be the maximum number of shares that could be received under the Award.

3.3    Individual Award Limitations on Equity Awards. Subject to the provisions of Sections 12.7 and 12.8, the following individual Award limits will apply:

(a)
During the term of the Plan, the maximum number of shares of Common Stock available for grant as Incentive Stock Options under the Plan will not exceed the maximum number of shares of Common Stock available for Awards under the Plan as provided in Section 3.1.

(b)
During any fiscal year no Participant will be granted Stock Option and Stock Appreciation Right Awards for collectively more than 4,000,000 shares of Common Stock, and Performance Awards with a payout, at maximum, of more than 3,000,000 shares of Common Stock.

ARTICLE IV
ADMINISTRATION

The Plan will be administered by, or under the direction of the Committee. The Committee will administer the Plan so as to comply at all times with the Exchange Act and the Code, as applicable, and will otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business (“Determinations”). All interpretations and Determinations of the Committee may be made on an individual or group basis, and will be final, conclusive, and binding on all interested parties. The Committee may delegate, to the fullest extent permitted by law, its responsibilities under the Plan to persons other than its members, subject to such terms and conditions as it may determine, other than the making of grants and awards under the Plan to individuals subject to Section 16 of the Exchange Act. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee or its delegate fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided; however, that if such provision or action cannot be amended to effect such compliance, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each Award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification. Further, except as otherwise specifically provided in an Award Notice or Determinations, Awards under this Plan are generally intended to be exempt from Section 409A of the Code and the Plan will be interpreted accordingly.

ARTICLE V
ELIGIBILITY

Under the Plan: (i) Awards may be made to such Associates, including officers and Associate Directors of the Company, as the Committee may determine; and (ii) Equity Awards will be made pursuant to Article X below to individuals who serve as Non-Associate Directors of the Company (including any former Associate Participant). In determining the Associate Participants who are to receive Awards and the number of shares covered by any Equity Award, the Committee may take into account the nature of the services rendered by the Associate Participants, their contributions to the Company’s success, their position levels and salaries, and such other factors as the Committee, in its discretion, may consider relevant in light of the purposes of the Plan.

ARTICLE VI
STOCK OPTIONS AND
STOCK APPRECIATION RIGHTS

6.1    Terms and Conditions of Stock Options. The Committee may grant Stock Options alone or in addition to other Awards granted under this Plan to any Associate Participant. The Committee will determine (i) whether each Stock Option will be granted as an Incentive Stock Option or a Non‑Qualified Stock Option, and (ii) the provisions, terms and conditions of each Stock Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Stock Option, the exercise price of the Stock Option, the period during which the Stock Option may be exercised, repurchase provisions, forfeiture provisions, methods for payment of the exercise price of the Stock Option, acceleration of vesting, if any, in connection with certain termination events, and all other terms and conditions of the Stock Option, subject to the following:

(a)
Form of Stock Option Grant. Each Stock Option granted under the Plan will be evidenced by an Award Notice (which need not be the same for each recipient of a Stock Option Award) that is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Stock Option that is intended to be an Incentive Stock Option will comply with section 422 of the Code. The Award Notice evidencing the Stock Option grant will be delivered to the recipient with a copy of the Plan, and other relevant Stock Option documents, within a reasonable time after the Date of Grant.

(b)
Exercise Period. Unless a shorter period is otherwise provided in an Award Notice, each Stock Option will expire and all rights to purchase shares of Common Stock thereunder will cease ten years after the Date of Grant.

(c)
Exercise Price and Terms. The exercise price of a Stock Option will be not less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Stock Option and during its term the Stock Option will be exercisable only on the event or events determined by the Committee and set forth in the Award Notice.

(d)
Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Date of Grant of a Stock Option) of Common Stock that any Associate is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of section 422 of the Code) granted under any other incentive stock option plan of the Company or a Subsidiary will not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, the Stock Options that are intended to be Incentive Stock Options on the Date of Grant thereof for the first $100,000 worth of shares of Common Stock to become exercisable in such year will be considered to constitute incentive stock options within the meaning of section 422 of the Code and the Stock Options that are intended to be Incentive Stock Options on the Date of Grant thereof for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year will be treated as Non‑Qualified Stock Options. If an Incentive Stock Option is granted to an Associate that owns more than 10% of the total combined voting power of all classes of stock of the Company (i) the exercise price of the Incentive Stock Option will not be less than 110% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Incentive Stock Option, and (ii) the Incentive Stock Option will expire and all rights to purchase shares of Common Stock thereunder will cease at the time period specified in the grant or award agreement after the Date of Grant. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different rules and/or limits governing Incentive Stock Options than those described in this Section 6.1(d), such different rules and/or limit will be incorporated herein and will apply to any Incentive Stock Options granted after the effective date of such amendment.

(e)
Dividend and Dividend Equivalents. No grant of a Stock Option may provide for dividends, dividend equivalents, or other similar distributions to be paid in connection with the exercise of the Stock Option.

(f)
Extension of the Term of a Stock Option. Notwithstanding any other provision of this Plan to the contrary, if, by its terms, a Stock Option, other than an Incentive Stock Option, would expire when trading in shares of Common Stock is otherwise prohibited by law or by the Company’s insider trading policy, as such may be amended from time to time, the term of the Stock Option will be automatically extended until the close of trading on the 30th Trading Date following the expiration of any such prohibition.

(g)
Vesting Period. The Committee will determine the types of Stock Options made and any terms and conditions relating to the Stock Options as it considers appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. Notwithstanding the foregoing, no portion of a Stock Option may be scheduled to vest in less than one year from the date of grant, provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as ~~Stock Options~~ Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirements, and similar situations.

6.2    Exercise of Stock Options.

(a)
Notice. Stock Options may be exercised only by delivery to the Company, or its designee, of notice, in such form as is permitted by the Committee or its designee, stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be considered appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Stock Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. The effective date of exercise of a Stock Option (which in no event, may be beyond the expiration date of the Stock Option) will be, unless otherwise provided in Determinations adopted by the Committee:

(i)
in connection with a sell order for the underlying stock that is a “Sell-to-Cover Order,” a “Same-Day-Sale Exercise Order,” a Limit Order, a “Good-till” Cancelled Order or the like, the date on which such sell order is actually executed.

(ii)
in connection with an “Exercise and Hold” (cash exercise) transaction, the date the requisite funds are received by the Company at its home office in Plano, Texas or such other location as the Company may designate, or by a third party duly designated by the Company at the offices of such third party, in the manner determined by the Chief Executive Officer or the Chief Talent Officer, or their respective successors by title or office.

provided, however, that if the date of exercise, as otherwise determined pursuant to this Section 6.2(a), including any Determinations adopted by the Committee, is not a Trading Date, the date of exercise will be deemed to be the next Trading Date. Further, if an exercise instruction is received after the close of the NYSE on a particular day, it will be deemed received as of the opening of the next Trading Date. If a Stock Option is granted in tandem with any other Equity Award, there will be surrendered and cancelled from the related Equity Award at the time of exercise of the Stock Option, in lieu of exercise pursuant to the related Equity Award, that number of shares of Common Stock as equals the number of shares of Common Stock as to which the tandem Stock Option will have been exercised.

(b)
Early Exercise. An Award Notice may, but need not, include a provision that permits the Participant to elect at any time while an Associate, to exercise all or any part of the Stock Option before full vesting of the Stock Option, subject to the provisions of Section 6.1(g). Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Subsidiary or to any other restriction the Committee determines to be appropriate.

(c)
Payment. Payment equal to the aggregate exercise price for the shares subject to a Stock Option and for which notice of exercise has been provided by an Associate Participant, including an Associate Participant that has terminated Employment, to the Company, along with any applicable withholding taxes as described in Section 12.11, will be tendered in full, with the notice of exercise, in cash (by check) or, unless otherwise prohibited in a specific Award Notice or by law or applicable regulation, by:

(i)
the actual or constructive transfer to the Company of nonforfeitable, non-restricted shares of Common Stock that have been owned by the Participant for more than six months, or such shorter time as may be permitted by applicable law, prior to the date of exercise;

(ii)
using the net proceeds (after paying all selling fees) from the sale of some (the “Sell-to-Cover Exercise Method”) or all (the “Same-Day-Sale Exercise Method”), of the shares of Common Stock received on the exercise of the Stock Option, or from any arrangement pursuant to which an Associate Participant, including those Associate Participants who have terminated Employment, irrevocably instructs a broker-dealer to sell a sufficient portion of such shares to pay the exercise price and any withholding obligation, as described in Section 12.11, and related fees thereon and deliver the sale proceeds directly to the Company. The value of the shares of Common Stock used in payment of the exercise price under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method will be the price at which the Common Stock was sold by the broker-dealer functioning under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method on the effective date of exercise as described in Section 6.2(a). The amount of the proceeds to be delivered to the Company by the broker-dealer functioning under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method will be credited to the Common Stock account of the Company as consideration for the shares of Common Stock to be issued in accordance with the Sell-to-Cover Exercise or the Same-Day-Sale Exercise Method;

(iii)
by surrender for cancellation of shares of Common Stock at the Fair Market Value per share at the time of exercise under a “net exercise” arrangement; provided, however, that use of a “net exercise” arrangement cannot result in the Stock Option being settled either in whole or in part for cash payable to the Associate Participant;

(iv)	in accordance with such other procedures or in such other forms as the Committee will from time to time determine; or

(v)	any combination of the above.
On payment of all amounts due from the Participant, the Company will cause certificates for the Common Stock then being purchased to be delivered as directed by the Associate Participant (or the person exercising the Associate Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. If the Associate Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock will, however, be subject to the condition that if at any time the Committee will determine in its discretion that the listing, registration or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Committee.

6.3    Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options or stock appreciation rights granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting a Stock Option or Stock Appreciation Right, as applicable, under the Plan in replacement of or in substitution for the option or stock appreciation right assumed by the Company, or (ii) treating the assumed option or stock appreciation right as if it had been granted under the Plan if the terms of such assumed option could be applied to a Stock Option or Stock Appreciation Right, as applicable, granted under the Plan. Such assumption will be permissible if the holder of the assumed option would have been eligible to be granted a Stock Option or Stock Appreciation right, as applicable, hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Stock Options or Stock Appreciation Rights under the Plan in settlement of or substitution for outstanding options or stock appreciation rights, or obligations to grant future options in connection with the Company’s or a Subsidiary’s acquiring another entity, an interest in another entity or an additional interest in a Subsidiary whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of Sections 6.1 or 6.4(c), in the case of a Stock Option or Stock Appreciation Right issued or assumed pursuant to this Section 6.1(e), the exercise price for the Stock Option or Stock Appreciation Right will be determined in accordance with the principles of Sections 424(a) and 409A of the Code, and the Treasury regulations promulgated thereunder.
Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Associates or Directors prior to such acquisition or combination.

6.4    Terms and Conditions of Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards granted under this Plan to any Associate. The Committee will determine the provisions, terms and conditions of each Stock Appreciation Right including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Stock Appreciation Right, the exercise price of the Stock Appreciation Right, the period during which the Stock Appreciation Right may be exercised, repurchase provisions, forfeiture provisions, acceleration of vesting, if any, in connection with certain termination events, and all other terms and conditions of the Stock Appreciation Right, subject to the following:

(a)
Form of Stock Appreciation Right. Each Stock Appreciation Right granted under the Plan will be evidenced by an Award Notice (which need not be the same for each recipient of a Stock Appreciation Right) that is not inconsistent with the Plan. The award Notice evidencing the Stock Appreciation Right grant will be delivered to the recipient with a copy of the Plan, and other relevant Stock Appreciation Right documents, within a reasonable time after the Date of Grant.

(b)	Exercise Period. Unless a shorter period is otherwise provided in an Award Notice, each Stock Appreciation Right will expire and all rights thereunder will cease ten years after the Date of Grant.

(c)
Exercise Price and Terms. The exercise price of a Stock Appreciation Right will be not less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Stock Appreciation Right and during its term the Stock Appreciation Right will be exercisable only on the events determined by the Committee and set forth in the Award Notice.

(d)
Dividend and Dividend Equivalents. No grant of a Stock Appreciation Right may provide for dividends, dividend equivalents, or other similar distributions to be paid in connection with the exercise of the Stock Appreciation Right.

(e)
Exercise. The grant of the Stock Appreciation Right will provide that the holder will be paid for the value of the Stock Appreciation Right in shares of Common Stock or, at the discretion of the Committee or is designee, cash. In the event of the exercise of a Stock Appreciation Right, the holder of the Stock Appreciation Right will receive that number of shares of Common Stock, or, at the discretion of the Committee or is designee, cash equal to the value of such shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (A) in the case of a Stock Appreciation Right issued in tandem with a Stock Option, the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price per share of the related Stock Option, or (B) in the case of a stand-alone Stock Appreciation Right, the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation will be specified at the time that the Stock Appreciation Right is granted and stated in the Award Notice.

(f)
Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in tandem with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (ii) will expire upon the termination or expiration of the related Incentive Stock Option, (iii) may not result in a Participant realizing more than 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option at the time the Stock Appreciation Right is exercised, and (iv) may be exercised at, and only at, such times as the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. A Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related Stock Option is transferable. If a Stock Appreciation Right is granted in tandem with any other Equity Award, there will be surrendered and cancelled from the related Equity Award at the time of exercise of the Stock Appreciation Right, in lieu of exercise pursuant to the related Equity Award, that number of shares of Common Stock as will equal the number of shares of Common Stock as to which the tandem Stock Appreciation Right will have been exercised.

(g)
Certain Limitations on Non-Tandem Stock Appreciation Rights. A stand-alone Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine at the time of grant and include in the Award Notice. A stand-alone Stock Appreciation Right is subject to such acceleration of vesting rights as the Committee may determine and is subject to provisions of Section 6.5 of this Plan with respect to any exercise rights an Associate Participant may have following a termination of Employment.

(h)
Limited Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights which will become exercisable only upon the occurrence of such events as the Committee may designate at the time of grant and include in the Award Notice. Such a Stock Appreciation Right may be issued either as a stand-alone Stock Appreciation Right or in tandem with a Stock Option.

(i)
Method of Exercise. Subject to the conditions of this Section 6.3 and such administrative regulations as the Committee may from time to time adopt, a Stock Appreciation Right may be exercised only by delivery to the Company, or its designee, of notice, in such form as is permitted by the Committee or its designee, stating the number of shares of Common Stock with respect to which the Stock Appreciation Right is to be exercised. Unless otherwise provided in Determinations adopted by the Committee, the effective date of exercise of a Stock Appreciation Right will be the date of receipt of the written notice by the Company at its home office in Plano, Texas or such other location as the Company may designate, or by a third party duly designated by the Company, in the manner determined by the Company or its designee. If the date of receipt of written notice of exercise is not a Trading Date, the date of exercise will be deemed to be the next Trading Date. Further, if notice of exercise is received after the close of the NYSE on a particular day it will be deemed received as of the opening of the next Trading Date.

(j)
Extension of the Term of a Stock Appreciation Right. Notwithstanding any other provision of this Plan to the contrary, if, by its terms, a Stock Appreciation Right would expire when trading in shares of Common Stock is otherwise prohibited by law or by the Company’s insider trading policy, as such may be amended from time to time, the term of the Stock Appreciation Right will be automatically extended until the close of trading on the 30th Trading Date following the expiration of any such prohibition.

(k)
Award Vesting Limitations. The Committee will determine the types of Stock Appreciation Rights made and any terms and conditions relating to the Stock Appreciation Rights as it considers appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. Notwithstanding the foregoing, no portion of a Stock Appreciation Right may be scheduled to vest in less than one year from the date of grant, provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as ~~Stock Appreciation Rights~~ Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirements, and similar situations.

6.5    Exercise of a Stock Option or a Stock Appreciation Right Following Termination of Employment. Unless (i) otherwise modified pursuant to Determinations adopted by the Committee, or (ii) a more generous post-termination exercise period is otherwise provided with respect to a particular termination event listed in this Section 6.5 (A) in any written agreement between an Associate Participant and the Company or a Subsidiary that may at any time be in effect, or (B) in the absence of an agreement between an Associate Participant and the Company or a Subsidiary (as determined by the Committee, or its designee) that may at any time be in effect, in an Award Notice, a participant will have the right to exercise a Stock Option or a Stock Appreciation Right following a termination of Employment as follows:

(a)
Termination of Employment with Cause. If the Associate Participant’s Employment with the Company is terminated for Cause, then, notwithstanding any other provision of this Section 6.4(a), all Stock Options or Stock Appreciation Rights granted to the Associate Participant, whether vested, exercisable or otherwise, will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(b)
Voluntary Termination of Employment and Termination of Employment Without Cause. If an Associate Participant voluntarily terminates employment with the Company, or the Associate Participant’s Employment with the Company is terminated involuntarily without Cause, and the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, any vested but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable as set forth in the applicable Award Notice. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment other than for Cause, will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

Notwithstanding the foregoing, if an Associate Participant’s employment terminates due to an involuntary termination of employment without cause and (i) the Associate Participant is a party to any form of executive termination pay agreement between the Associate and the Corporation that does not provide for any period following a termination of employment in which the Associate Participant may exercise any vested but unexercised Stock Option, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, or a termination as a result of a unit closing, job restructuring, position elimination, reduction in force, or mutual consent as determined by the Committee, or its designee, and as defined in the Company’s then existing and effective Separation Pay Plan, any vested but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable as set forth in the applicable Award Notice.

(c)
Termination of Employment as a Result of Disability or Retirement. If the Associate Participant’s Employment with the Company is terminated as a result of the Associate Participant’s Disability or Retirement, any vested, but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable through the earlier of (i) five (5) years following the effective date of such termination of the Associate Participant’s Employment, and (ii) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of the Associate Participant’s Disability or Retirement will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(d)
Termination of Employment as a Result of Death. If the Associate Participant’s Employment with the Company is terminated as a result of the Associate Participant’s death, any vested, but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable by the Associate Participant’s Beneficiary through the earlier of (i) five (5) years following the effective date of such termination of the Associate Participant’s

Employment, and (ii) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of the Associate Participant’s death will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(e)
Termination of Employment as a Result of a Unit Closing, Job Restructuring, Job Elimination, Reduction in Force, or Mutual Consent. If the Associate Participant’s Employment with the Company is terminated (i) as a result of unit closing, job restructuring, position elimination, reduction in force, or mutual consent as determined by the Committee, or its designee, and as defined in the Company’s then existing and effective Separation Pay Plan, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, any vested but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable through the earlier of (x) twelve (12) months following the effective date of the termination of the Associate Participant’s Employment, and (y) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of a unit closing, job restructuring or reduction in force will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

6.6    Committee Discretion. Notwithstanding anything to the contrary contained in this Article VI, the Committee or its designee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Stock Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any Stock Option or Stock Appreciation Right to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Committee or its designee may determine for a period up to and including, but not beyond, the Award’s original expiration or termination date.

ARTICLE VII
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1    In General. The Committee may grant a Stock Award (including any associated dividend equivalent right or share unit equal in value to such Stock Award) to Associate Participants on such terms and conditions as the Committee may determine.
7.2    Terms and Conditions. The Committee will determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it considers appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. Notwithstanding the foregoing, no portion of a Stock Award may be scheduled to vest in less than one year from the date of grant, provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as ~~Stock Awards~~ Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirement, and similar situations.

7.3    Restricted Stock Terms and Conditions. Restricted Stock will, at the Company’s discretion, be represented (i) by a stock certificate registered in the name of the Associate Participant granted such Restricted Stock, or (ii) in any acceptable uncertificated form via book entry. Such Associate Participant will have the right to enjoy all shareholder rights during the any applicable restriction period except that:

(a)	The Participant will not be entitled to delivery of the stock certificate until the Restriction Period will have expired.

(b)
The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it considers appropriate or provide for retention of custody of the Common Stock during the Restriction Period.

(c)	Subject to Section 12.10, the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period.

(d)	A breach of the terms and conditions established by the Committee with respect to the Restricted Stock will cause a forfeiture of the Restricted Stock.

(e)
Subject to Section 8.8, dividends payable in cash or in shares of stock or otherwise shall be withheld by the Company for the Participant’s account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee. However, any such interest, dividends, or dividend equivalent payment shall only be made on vested awards.

Provided, however, in lieu of the foregoing, the Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

7.4    Payment for Restricted Stock. A Participant will not be required to make any payment for Restricted Stock unless the Committee so requires.

7.5    Forfeiture Provisions. Subject to Section 6.5, in the event a Participant terminates Employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards to the extent not otherwise vested will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) death, (b) Disability, or (c) Retirement. Any Restricted Stock Unit that is not, in all cases, due and payable not later than the 15th day of the third month following the calendar year, or if later, the Company’s fiscal year, in which the Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning Section 409A of the Code, will be designed to comply with the requirements of section 409A of the Code.

ARTICLE VIII
PERFORMANCE AWARDS

8.1    In General. An Award granted under the Plan may be in the form of a Performance Award.

8.2    Establishment of Performance Goals. Performance Goals applicable to a Performance Award will be established by the Committee on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant Performance Period. Such Performance Goals may include or be based upon any one or more Performance Measures. Performance Goals may be based on the Company’s consolidated results or the results of any segment or other subset of the Company’s business, and may be calculated in accordance with generally accepted accounting principles or any other management accounting principle. The Committee, or its designee, may establish any special adjustments that will be applied in calculating whether the Performance Measure has been met including, but not limited to, taking into consideration the effect of any restructurings, discontinued operations, extraordinary items, unusual, infrequently occurring, or non-recurring events, accounting changes, divestitures, or acquisitions, changes in tax or accounting principles, foreign exchange gains and losses, a change in the fiscal year of the Company, or any event either not directly related to the operations of the Company or any Subsidiary, division, business segment or business unit or not within the reasonable control of management. At any time prior to distribution of a Performance Award, the Committee may modify the Performance Goals applicable to such Performance Award if it determines that unforeseen events have occurred which have had a substantial effect on the Performance Goals and such unforeseen events would otherwise make application of the original Performance Goals unfair.

8.3    Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a Performance Period applicable to a Performance Award, the Committee will in its absolute discretion establish the percentage of the Performance Award granted for such Performance Period which will be earned by the Associate Participant for various levels of performance measured in relation to achievement of Performance Goal for such Performance Period.

8.4    Other Restrictions. The Committee will determine any other terms and conditions applicable to any Performance Award, including any vesting conditions or restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended. Unless otherwise provided in Determinations adopted by the Committee (i) a Performance Award, other than a restricted Equity Award, may not vest, or be deemed to be earned, in whole in less than three years from the date of grant (though portions of an individual award may vest or be deemed to be earned in equal annual installments over a period of not less than three years), and (ii) a Performance Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year; provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as Equity Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirements, and similar situations.

8.5    Notification to Associate Participants. Promptly after the Committee has established or modified the Performance Goal with respect to a Performance Award, the Associate Participant will be provided with a written Award Notice that will include the terms of the Performance Award including the Performance Goal so established or modified.

8.6    Measurement of Performance Against Performance Goals. The Committee will, as soon as practicable after the close of a Performance Period, determine:

(a)	the extent to which the Performance Goals for such Performance Period have been achieved; and

(b)	the percentage of the Performance Awards earned as a result.

Notwithstanding the foregoing, if and to the extent the applicable Award Notice permits, the Committee may, in its sole discretion, reduce the percentage of any Performance Award otherwise determined for a Performance Period, and such reduced percentage will be the amount earned by the Associate Participant. All determinations of the Committee will be absolute and final as to the facts and conclusions therein made and are binding on all parties. As promptly as practicable after the Committee has made the foregoing determination, each Associate Participant who has earned Performance Award will be notified thereof. For all purposes of this Plan, notice will be deemed to have been given the date action is taken by the Committee making the determination. Subject to Section 12.10, an Associate Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of a Performance Awards during the Performance Period.

8.7    Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Award has been earned for a Performance Period, Associate Participants to whom such earned Performance Award has been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Date of Grant, will be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards as set forth the Award Notice. Such terms and conditions may permit or require the payment of any applicable withholding taxes pursuant to Section 12.11. Subject to Section 8.9, Performance Awards will under no circumstances become earned or have any value whatsoever for any Associate Participant who is not in the employ of the Company or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted.

8.8    Distribution. Distributions payable pursuant to Section 8.7 will be made, subject to Section 12.15, as soon as practicable after the Committee determines the Performance Goal has been achieved, but in no event more than 2½ months after the end of the fiscal year in which the Performance Period applicable to the Performance Award ends. Any dividend equivalents credited in connection with a Performance Award will be subject to the same restrictions and risk of forfeiture as the Performance Award to which the dividend equivalents relate.

8.9    Non-Disqualifying Termination of Employment. The only exceptions to the requirement of continuous Employment during a Performance Period for distribution of an amount earned under a Performance Award are termination of an Associate Participant’s Employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s Beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), Disability, Retirement, involuntary termination of Employment other than for Cause (including an involuntary termination of Employment as a result of a unit closing, job restructuring, position elimination or reduction in force as determined by the Committee or its designee and as defined in the Company’s then existing and effective Separation Pay Plan), ~~a Change in Control~~ and such other events as may be specified in Determinations adopted by the Committee. In such instance, a distribution of the Performance Award will be made pursuant to the terms of the Performance Award and included in the Award Notice. For the avoidance of doubt, any Termination of Employment in connection with a Change in Control shall be subject to the terms of Article IX.

8.10    Cash Incentive Awards. Performance Awards granted by the Committee under this Article VIII may take the form of Cash Incentive Awards. Cash Incentive Awards may be granted by the Committee to Associate Participants on such terms and conditions as the Committee may determine, but in all instances in compliance with the requirements of this Article VIII and section 409A of the Code or any exemptions therefrom. A Participant may not be granted a Cash Incentive Award in any one calendar year the value of which exceeds the product of $2,000,000 and the number of years in the applicable Performance Period.

ARTICLE IX
CHANGE IN CONTROL

9.1    Definitions. For purposes of this Article VIII the following definitions will apply:

(a)
Change in Control. “Change in Control” will, unless modified pursuant to Determinations adopted by the Committee, generally have the meaning specified in Section 409A of the Code, and any regulations and guidance promulgated thereunder and will, subject to any additional requirements of Treasury Regulation section 1.409A-(3)(i)(5)(v), mean:

(i)
Change of Ownership. A Change of ownership occurs on the date that a person or persons acting as a group acquires ownership of stock of the Company that together with stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.

(ii)	Change in Effective Control. Notwithstanding whether the Company has undergone a change of ownership as described in Section 9.1(a)(i), a change of effective control occurs:

(A)	when a person or persons acting as a group acquires within a 12-month period 30 percent or more of the total voting power of the stock of the Company, or

(B)	a majority of the Board is replaced within a 12-month period by directors whose appointment or election is not approved by a majority of the members of the Board before such appointment or election.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control event (i.e. multiple change in control events). For purposes of this Section 9.1(a)(ii), any acquisition by the Company of its own stock within a 12-month period, either through a transaction or series of transactions, that, immediately following such acquisition, results in the total voting power of a person or persons acting as a group to equal or exceed 30 percent of the total voting power of the stock of the Company will not constitute a change in effective control of the Company for purposes of this Section 9.1(a)(ii).

(iii)
Change in Ownership of a Substantial Portion of the Company’s Assets. Change in ownership of a substantial portion of the Company’s assets occurs when a person or persons acting as a group acquires assets that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all assets of the Company immediately prior to the acquisition. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to -

(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)	A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time, or as a result of the same public offering. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

(b)	Employment Termination. “Employment Termination” will be deemed to have occurred when an Associate Participant has a separation from service:

(i)	within two years following the effective date of a Change in Control because of an Involuntary Separation from Service other than for Cause; or

(ii)
where the basis for the Participant Associate’s Employment Termination is the occurrence of a Good Reason event described in Section 9.1(c), within two years of the initial existence of any condition that would constitute Good Reason and within two years following the effective date of a Change in Control.

An Employment Termination will not include a termination by reason of the Associate Participant’s death, Disability, Retirement termination of Employment other than a separation from service for Good Reason.

(c)
Good Reason. “Good Reason” means a condition resulting from any of the actions listed below taken by the Company or a Subsidiary, without the consent of the Associate Participant, directed at an Associate Participant:

(i)
a material decrease in the Participant’s salary or incentive compensation opportunity (the amount paid at target as a percentage of salary under the Management Incentive Compensation Program) as in effect immediately prior to the Change in Control, or

(ii)	failure to pay the Participant a material portion of the Participant’s current base salary, or incentive compensation within seven days of its due date, or

(iii)	a material adverse change in the Participant’s reporting responsibilities, duties, or authority as compared with pre-Change in Control responsibilities, duties, or authority, or

(iv)
a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board or the Board of the Corporation, as the case may be, or

(v)	a material diminution in the budget over which the Participant retains authority as compared to the pre-Change in Control budget, or

(vi)
the Service Recipient’s requiring the Participant to change the principal location at which the Participant must perform services to a location that is more than 50 miles from the location where the Participant performed such services immediately prior to the Change in Control, or

(vii)
discontinuance of any material paid time off policy, fringe benefit, welfare benefit, incentive compensation, equity compensation, or retirement plan (without substantially equivalent compensating remuneration or a plan or policy providing substantially similar benefits) in which the Participant participates or any action that materially reduces such Participant’s benefits or payments under such plans, as in effect immediately before the Change in Control, provided, that in either case such discontinuance or other action results in a material decrease in the Participant’s overall compensation.

provided, however, that the Associate Participant must provide notice to the Corporation of the existence of any condition described above within 90 days of the initial existence of the condition, upon the notice of which the Corporation will have 30 days during which it or a Service Recipient may remedy the condition. Any separation from service as a result of a Good Reason condition must occur within two years of the initial existence of the condition and of the Change in Control in order for benefits to be due hereunder. A separation from service for Good Reason will be treated as an Involuntary Separation from Service for purposes of the Plan.

(d)
Involuntary Separation from Service. “Involuntary Separation from Service” means separation from service due to the independent exercise of the unilateral authority of the Company or a Subsidiary, as applicable, to terminate the Associate Participant’s services, other than due to the Associate Participant’s implicit or explicit request, where the Associate Participant was willing and able to continue performing services, within the meaning of Code Section 409A and Treasury Regulation section 1.409A-1(n)(1) or any successor thereto.

9.2    Effect on Awards. On an Employment Termination as defined under section 9.1(b) that occurs under a Change in Control as defined in section 9.1(a), unless otherwise provided for in the Award Notice and subject to Section 12.7, an Associate Participant will have the right to exercise any and all Stock Options and Stock Appreciation Rights held by the Associate Participant, and all Stock Awards held by the Associate Participant that are not subject to Performance Goals will immediately vest and be deemed to have been earned and ~~the achievement of any Performance Goal for which the applicable Performance Period has yet to be completed will determined on such terms and conditions as may be established by the Committee at the time of the grant or award and included in the Award Notice~~ any Stock Awards held by the Associate Participant that are subject to Performance Goals will be deemed satisfied as if target performance was achieved and shall be settled in full in cash, shares or a combination thereof as provided for in the applicable Award Notice within thirty (30) days following Employment Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A); notwithstanding that the applicable performance period, service period, or other restrictions and conditions have not been completed or satisfied; provided, that, the duration of any exercise period following Employment Termination for a Stock Option or Stock Appreciation Right may not exceed the original exercise period; provided, further, that any vested Stock Awards that are Restricted Stock Units or vested Cash Incentive Awards, will be distributed no later than the deadline for distribution specified in Sections 7.5 and 8.8 above.

ARTICLE X
NON-ASSOCIATE DIRECTOR PARTICIPANT AWARDS

10.1    General Provisions. Subject to the terms and conditions of this Article X, each Director who is designated by the Board as a Non-Associate Director Participant on the date of grant will automatically be awarded an annual Equity Award in an amount and in such form as the Board determines and pursuant to such terms, conditions, and restrictions as the Board determines (the “Annual Equity Award”); provided, however, that the maximum aggregate grant date fair value, determined based on the Fair Market Value of the Common Stock, of an Annual Equity Award granted to a Non-Associate Director Participant as compensation for services as a Non-Associate Director during any fiscal year of the Company may not exceed $500,000. Such Annual Equity Awards will begin in May 2019 and continue through May 31, 2024, unless earlier terminated by the Board. The date of grant each Annual Equity Award will be the third full Trading Date following the later of: (i) the date on which the Annual Meeting of the Company’s stockholders, or any adjournment thereof, is held (“Annual Meeting”); and (ii) the date on which the Company’s earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. Also, Equity Awards in a pro rata amount of the Annual Equity Award for that year, based on the date of the Non-Associate Director’s election to the Board, will automatically be granted to each individual (other than a former Associate Participant) who is first elected a Non-Associate Director after May 24, 2019, on the third full Trading Date following the effective date of such election.

10.2    Non-Transferability. Subject to Section 12.10, a Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award prior to the time his or her service as a director expires or is terminated, other than by will or the laws of descent and distribution and any attempt to do so will be void. Notwithstanding the foregoing, a Non-Associate Director Participant may sell shares of Common Stock to cover applicable federal, state or local income taxes resulting from the vesting of such Common Stock.

10.3    Right to Tender, Exchange. Notwithstanding Section 10.2 above, a Non-Associate Director Participant (including for purposes of this paragraph a Non-Associate Director Participant’s guardian or legal representative) will have, with respect to any shares covered by an Annual Equity Award and any shares already received pursuant to an Annual Equity Award under this Plan, the right to: (i) tender or exchange any such shares in the event of the consummation of (A) any tender offer or exchange within the meaning of Section 14(d) of the Exchange Act, or (B) any plan of merger approved by the Board, in each case that constitutes a Change in Control; and (ii) sell or exercise any option, right, warrant, or similar property derived from or attributable to such shares after such option, right, warrant, or similar property becomes transferable or exercisable. If any shares covered by an Annual Equity Award are tendered or exchanged or any option, right, warrant, or similar property attributable thereto is sold, exercised, or redeemed for value, the cash and/or property received will be delivered to the Company (or its successor) and held subject to the restrictions of the Plan as if it were the stock itself.

10.4    Non-Associate Director Participant’s Termination. If a Non-Associate Director Participant’s service as a director of the Company terminates on account of any act of: (i) fraud or intentional misrepresentation; or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company, such termination will be considered a “Non-Qualifying Termination.” All other terminations, including termination by reason of death, will be considered “Qualifying Terminations.” In the event of a Non-Qualifying Termination, all outstanding restricted Equity Awards made pursuant to this Section will be forfeited or canceled, as the case may be.

10.5    Stock In Lieu of Cash. A Non-Associate Director Participant may also elect to receive Common Stock in lieu of the cash compensation payable for services rendered as a director, so long as such election is made in accordance with Section 16 of the Exchange Act and on such other terms and conditions as may be determined from time to time by the Board. Any such Common Stock issued to a Non-Associate Director Participant in lieu of cash compensation will automatically vest (become non-forfeitable and freely transferable) in the Non-Associate Director Participant on the date of issuance.

ARTICLE XI
AMENDMENT AND TERMINATION

No Award may be made under the Plan after May 31, 2024. The Board may terminate the Plan or make such amendments as it deems advisable, including, but not limited to, any amendments to conform to or reflect any change in any law, regulation, or ruling applicable to an Award or the Plan, provided, however, that the Board may not, without approval by affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power: (i) take any action which will increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 3.2 and Section 11.7 of the Plan); (ii) decrease the grant or exercise price of any Award to less than fair market value of its underlying Common Stock on the date of grant; (iii) change the individual award limits found in Section 3.3 or any other maximum limit included in the Plan to comply with set forth in the Code; or (iv) change the separate limit for Incentive Stock Options set forth in Section 3.3; (v) change the class of Associate Participants eligible for Awards under Article V. Except as otherwise provided in or permitted by the Plan or by the terms, if any, of an Award under the Plan, no termination or amendment of the Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder.

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1    Interpretive Matters. Whenever required by the context, pronouns and any variation thereof will be deemed to refer to the masculine the feminine or neuter, and the singular will include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The headings and captions herein are provided for reference and convenience only, will not be considered a part of this Plan, and will not be employed in the interpretation of this Plan.

12.2    Unfunded Plan. The Plan will be unfunded and the Company will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Subsidiaries, the Committee, nor the Board will be deemed to be a trustee of any amounts to be paid under the Plan nor will anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Subsidiaries, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right will be no greater than the right of an unsecured general creditor of the Company.

12.3    No Right to Continued Employment. Neither the Plan nor any Award under the Plan will confer on a Participant any right with respect to continuation of the Participant’s employment with the Company or any Subsidiary nor will the Plan or an Award interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

12.4    No Effect on Retirement and Other Benefit Plans. Except as may otherwise be specifically stated under any employee benefit plan, policy, or program, no amount payable in respect of any Award will be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy, or program. The Plan is not a “welfare plan” or “pension plan” under the Employee Retirement Income Security Act of 1974, as amended.

12.5    Stockholder Rights. A Participant (including for purposes of this Section, a Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine) will have no stockholder rights with respect to any shares of Common Stock subject to an Equity Award until such shares of Common Stock are issued to the Participant. Shares of Common Stock will be deemed issued on the date on which they are issued in the Participant’s (as this term is defined in the preceding sentence) name.

12.6    Indemnification. Each person who is or will have been a member of the Board or of the Committee and any designee of the Board or Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed on or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made party or in which he may be involved by reason of any determination, interpretation, action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he will give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification will not be exclusive and will be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, By-laws, by contract, as a matter of law, or otherwise.

12.7    Adjustments in Capitalization. In the event of any change in the value or number of shares of Common Stock outstanding, or the assumption and conversion of outstanding Awards, by reason of any stock dividend, stock split, dividend or distribution, whether in cash, shares or other property (other than a normal cash dividend), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the Committee or its designee will make changes to the Plan and Awards in an equitable and appropriate, manner including, but not limited to: (1) the exercise price under each unexercised Stock Option; (2) the exercise price under each unexercised Stock Appreciation Right; and (3) the number, type, character, and class of shares which may be issued on exercise of Stock Options and Stock Appreciation Rights granted and for Stock Awards, including restricted stock units, and any remaining shares reserved under the Plan. Any such adjustment with respect to each Stock Option or Stock Appreciation Right will be consistent with the requirements applicable to exempt stock rights under Treasury Regulations section 1.409A-1(b)(5) or its successor. Any adjustment with respect to Incentive Stock Options will also conform to the requirements of Section 422 of the Code. Any adjustment will also include the limits under the Plan established for purposes of section 162(m) of the Code and with respect to Awards of Incentive Stock Options,

12.8    Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities, or similar transaction(s)), the Company may not (a) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Stock Options or Stock Appreciation Rights; (b) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights; (c) cancel outstanding Stock Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other Awards or securities; or (d) take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed without the prior approval of the Company’s stockholders.

12.9    Compliance with Applicable Legal Requirements. Notwithstanding anything contained herein to the contrary, the Company will not be required to sell or issue shares of Common Stock in connection with any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act); and, as a condition of any sale or issuance of shares of Common Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

12.10    Transferability. No unearned Stock Awards or vested or unvested Stock Options or Stock Appreciation Rights, and no shares of Common Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, pledged, or transferred other than by will or the laws of descent and distribution and any attempt to do so will be void. No Stock Option or Stock Appreciation Right will be exercisable during an Associate Participant’s lifetime except by the Associate Participant or the Associate Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that any such assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall, to the extent necessary, execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.11    Withholding Taxes. All distributions under the Plan will be subject to any required withholding taxes and other withholdings and, all tax withholdings will be governed by the Code and any applicable state laws and any rules and regulations adopted thereunder and, in the case of Participants who are subject to Section 16 of the Exchange Act, any restrictions set forth in Section 16 of the Exchange Act. In case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the total withholding obligation with respect to any federal, state, and local tax obligations, including FICA and Medicare over the actual amount withheld, which will be limited to the minimum statutory withholding or such other rate that will not cause adverse accounting consequences and is permitted under applicable Internal Revenue Service withholding rules, if any, from any distributions under the Plan. All or a portion of such payment may, in the discretion of the Committee or its designee and upon the election of the Participant, be made (a) in cash, (b) by withholding from shares of Common Stock that would otherwise be delivered to the Participant a number of shares of Common Stock sufficient to satisfy all or a portion of the minimum statutory tax withholding obligation, (c) by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding. Notwithstanding the foregoing, in the event the Company adopts International Financial Reporting Standards, the minimum statutory withholding obligation, or such other rate that will not cause adverse accounting consequences and is permitted under applicable Internal Revenue Service withholding rules, will not be satisfied by withholding shares of Common Stock if permitting the satisfaction of the minimum statutory withholding obligation via the withholding of shares of Common Stock would result in unfavorable accounting treatment for the Company.

12.12    No Limitations on Compensation. Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

12.13    Code Section 83(b) Elections. Neither the Company nor any of its Subsidiaries have any responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to section 83 of the Code in the Participant’s gross income for the year of grant pursuant to section 83(b) of the Code. Any Participant who makes an election pursuant to section 83(b) of the Code will promptly provide the Committee or its designee with a copy of the election form.
12.14    Section 409A of the Code. The Plan is intended to be administered in a manner consistent with the requirements of section 409A of the Code, where applicable. Where reasonably possible and practicable, the Plan will be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes under section 409A of the Code. Unless specifically provided for in an Award Notice, no Equity Award will provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). Any deferral will be for such period and in accordance with the terms and conditions as the Committee may determine and must be in compliance with section 409A of the Code. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with section 409A of the Code will be set forth in the Award Notice. The method of payment for, and type and character of, any Award may not be altered by any deferral permitted under this Section unless specifically permitted under section 409A of the Code and the Treasury regulations thereunder. Notwithstanding the foregoing, neither the Company nor the Committee will have any liability to any person in the event section 409A of the Code is determined to apply to an Award in a manner that results in adverse tax consequences for the participant or any of his beneficiaries or transferees.
12.15    Effective Date. The Plan will become effective on May 24, 2019, subject to approval by the affirmative vote of a majority of the outstanding shares of Common Stock present by person or by proxy at the Company’s 2019 Annual Meeting that are entitled to vote on a proposal to approve the adoption of the Plan.

12.16    Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan will be governed by the internal laws of the State of Delaware, without regard to Delaware’s conflict-of-laws principles and will be construed accordingly.

12.17    Severability. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. If any provision of this Plan will be held to be illegal, invalid, or unenforceable for any reason, under present or future law, the illegal, invalid, or unenforceable provision will be fully severable and severed, and will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included in the Plan, and the remaining provisions of the Plan will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance.

12.18    Compensation Recoupment Policy. Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy will be applied to any Award that constitutes the deferral of compensation subject to section 409A of the Code in a manner that complies with the requirements of section 409A of the Code.

12.19    No Issuance of Certificates. Notwithstanding any provisions of the Plan to the contrary, to the extent the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock in connection with an Award, the issuance may be effected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.